Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220257

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C	900,000 shares	$1,000.00	$900,000,000.00	$116,820.00

(1)	Calculated in accordance with Rule 457(r) and Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2019)

$900,000,000

900,000 Shares of 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C

We are offering 900,000 shares of our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, no par value, with a $1,000 liquidation preference per share (“Series C Preferred Stock”).

Dividends on the Series C Preferred Stock, when, as and if declared by our board of directors, will be payable in cash on the liquidation preference amount, on a cumulative basis, semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2020. Dividends on the Series C Preferred Stock will accumulate daily from and including the original issue date of the Series C Preferred Stock (the “initial issue date”).

The dividend rate on the Series C Preferred Stock from and including the initial issue date to but excluding October 15, 2025 (the “First Reset Date”) will be 4.875% per annum of the $1,000 liquidation preference per share. On and after the First Reset Date, the dividend rate on the Series C Preferred Stock for each Reset Period (as defined herein) will be a per annum rate equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Dividend Determination Date (as defined herein), plus a spread of 4.550%, of the $1,000 liquidation preference per share. See “Description of Series C Preferred Stock—Dividends.”

The shares of Series C Preferred Stock are perpetual and have no maturity date. We may, at our option, redeem the Series C Preferred Stock:

•

in whole or in part, from time to time, on any day during the period from and including July 15, 2025 through and including the First Reset Date and during the period from and including July 15 through and including October 15 of every fifth year after 2025, at a redemption price in cash equal to $1,000 per share; or

•

in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined herein), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $1,020 per share (102% of the liquidation preference of $1,000 per share), plus, in each case, but subject to certain exceptions, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date. See “Description of Series C Preferred Stock—Optional Redemption.”

We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes, which may include repayment of indebtedness. See “Use of Proceeds.”

The Series C Preferred Stock will not have voting rights, except as set forth under “Description of Series C Preferred Stock—Voting Rights.”

The Series C Preferred Stock is a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the Series C Preferred Stock on any securities exchange or trading facility or for inclusion of the Series C Preferred Stock in any automated dealer quotation system.

Investing in the Series C Preferred Stock involves risks. See the “Risk Factors” section on page S-15 of this prospectus supplement.

	Per Share	Total
Price to the Public(1)	$1,000.00	$900,000,000
Underwriting Discount	$10.00	$9,000,000
Proceeds to Sempra Energy (before expenses)	$990.00	$891,000,000

(1)	The price to the public does not include accumulated dividends. Dividends will accumulate from the initial issue date, which is expected to be on or about June 19, 2020.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series C Preferred Stock to purchasers on or about June 19, 2020.

Joint Book-Running Managers

Barclays	Citigroup	Credit Suisse

Goldman Sachs & Co. LLC	Morgan Stanley

Senior Co-Managers

Deutsche Bank Securities	MUFG	RBC Capital Markets

Co-Managers

Credit Agricole CIB	Santander	Scotiabank	TD Securities	Wolfe Capital Markets and Advisory

June 10, 2020

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our Series C Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to our Series C Preferred Stock. If the description of our Series C Preferred Stock or the offering of our Series C Preferred Stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our Series C Preferred Stock and seeking offers to buy our Series C Preferred Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our Series C Preferred Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of our Series C Preferred Stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

Notice to Prospective Investors in the European Economic Area and the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined herein). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of our Series C Preferred Stock in any Member State of the European Economic Area or in the United Kingdom (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of our Series C Preferred Stock. Accordingly, any person making or intending to make an offer in that Relevant State of our Series C Preferred Stock which is the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of our Series C Preferred Stock in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of our Series C Preferred Stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Series C Preferred Stock offered hereby is only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

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California wildfires and the risk that we may be found liable for damages regardless of fault and the risk that we may not be able to recover any such costs from insurance, the fund established pursuant to California Assembly Bill 1054 (the “Wildfire Fund”) or in rates from customers;

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decisions, investigations, regulations, issuances of permits and other authorizations, renewal of franchises, and other actions by the Comisión Federal de Electricidad (Federal Electricity Commission in Mexico), California Public Utilities Commission (“CPUC”), U.S. Department of Energy, Public Utility Commission of Texas (“PUCT”), and other regulatory and governmental bodies and jurisdictions in the U.S. and other countries in which we operate;

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the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision and completing construction projects on schedule and budget; (ii) obtaining the consent of partners; (iii) counterparties’ financial or other ability to fulfill contractual commitments; (iv) the ability to complete contemplated acquisitions and/or divestitures; and (v) the ability to realize anticipated benefits from any of these efforts once completed;

•

the impact of the COVID-19 pandemic on our (i) ability to commence and complete capital and other projects and obtain regulatory approvals, (ii) supply chain and current and prospective counterparties, contractors, customers, employees and partners, (iii) liquidity, resulting from bill payment challenges experienced by our customers, decreased stability and accessibility of the capital markets and other factors, and (iv) ability to sustain operations and satisfy compliance requirements due to social distancing measures or if employee absenteeism were to increase significantly;

•	the resolution of civil and criminal litigation, regulatory investigations and proceedings and arbitrations;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates;

•	moves to reduce or eliminate reliance on natural gas and the impact of the extreme volatility and unprecedented decline of oil prices on our businesses and development projects;

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weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

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cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	expropriation of assets, the failure of foreign governments and state-owned entities to honor the terms of contracts, and property disputes;

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the impact at San Diego Gas & Electric Company (“SDG&E”) on competitive customer rates and reliability due to the growth in distributed power generation and from departing retail load resulting from customers transferring to Direct Access, Community Choice Aggregation or other forms of distributed power generation and the risk of nonrecovery for stranded assets and contractual obligations;

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Oncor Electric Delivery Company LLC’s (“Oncor”) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director;

•	volatility in foreign currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility;

•

changes in trade policies, laws and regulations, including tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes;

•	the impact of changes to federal and state tax laws and our ability to mitigate adverse impacts; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Investing in our Series C Preferred Stock involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our Series C Preferred Stock. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our Series C Preferred Stock.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we provide you in connection with this offering may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources or regarding Oncor or its markets. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. In that regard, any statement to the effect that Oncor operates the largest distribution and transmission system in Texas is based on the number of customers. Accordingly, you should not place undue reliance on any of this information.

SUMMARY

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise, or the context otherwise requires, references in this prospectus supplement to “we,” “us” and “our” should be read to refer to Sempra Energy and its consolidated subsidiaries, and references in this prospectus supplement to currency amounts are in U.S. dollars.

Sempra Energy

Sempra Energy is a California-based energy-services holding company whose businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to their customers in North America. For additional information concerning us, you should refer to the information described under the caption “Incorporation by Reference” in this prospectus supplement and under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

The Offering

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Sempra Energy,” “we,” “us” and “our” mean Sempra Energy excluding its subsidiaries and affiliates.

Issuer	Sempra Energy

Securities Offered	900,000 shares of our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C (“Series C Preferred Stock”), no par value, with a $1,000 liquidation preference per share.

Further Issuances	We may at any time and from time to time, without notice to or the consent of the holders of the Series C Preferred Stock, issue additional shares of our Series C Preferred Stock, and all such additional shares would be deemed to form a single series with the Series C Preferred Stock offered hereby.

Dividends	Holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative cash dividends at the rate per annum described below on the liquidation preference of $1,000 per share, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2020 (each, a “dividend payment date”). Dividends on the Series C Preferred Stock will accumulate daily from and including the most recent date as to which dividends have been paid or, if no dividends have been paid, from the original issue date of the Series C Preferred Stock (the “initial issue date”).

Dividends payable on the Series C Preferred Stock for any dividend period (as defined herein) (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of the Series C Preferred Stock will not bear interest.

Dividends on the Series C Preferred Stock will be cumulative (i) whether or not we have earnings, (ii) whether or not the payment of such dividends is then permitted under California law, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any agreements to which we are a party prohibit the current payment of dividends, including any agreement relating to our indebtedness. Accordingly, if our board of directors, or an authorized committee thereof, does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon our liquidation, winding-up or dissolution (or earlier redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation, winding-up or dissolution or earlier redemption, as the case may be.

Dividend Rate	The dividend rate on the Series C Preferred Stock from and including the initial issue date to, but excluding, October 15, 2025 (the “First Reset Date”) will be 4.875% per annum of the $1,000 liquidation preference per share. On and after the First Reset Date, the dividend rate on the Series C Preferred Stock for each Reset Period (as defined herein) will be a per annum rate equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date (as defined herein), plus a spread of 4.550%, of the $1,000 liquidation preference per share.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date (as defined herein) and trading in the public securities markets, as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day (as defined herein) prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and October 15 of every fifth year after 2025.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Dividend Determination Date to the transfer agent and registrar for the Series C Preferred Stock and the holders of the Series C Preferred Stock.

The applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of the Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.

Restrictions on Dividends	No dividend will be declared or paid on, or any sum of cash set aside for the payment of dividends on, any outstanding shares of Series C Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid on, or a sufficient sum of cash has been set aside for the payment of such dividends on, all outstanding shares of Series C Preferred Stock.

So long as any share of Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other junior stock (as defined herein), and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash has been set aside for the payment of such dividends, on all outstanding shares of Series C Preferred Stock, subject, in each case, to certain exceptions. See “Description of Series C Preferred Stock—Dividends.”

When dividends on shares of the Series C Preferred Stock (i) have not been declared and paid in full on any dividend payment date or (ii) have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date (as defined herein), no dividends may be declared or paid on any parity stock (as defined herein) unless dividends are declared on the shares of Series C Preferred Stock such that the respective amounts of such dividends declared on the shares of Series C Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series C Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. See “Description of Series C Preferred Stock—Dividends.”

The Series C Preferred Stock will rank junior as to payment of dividends to any class or series of our senior stock (as defined herein) that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, full dividends on any class or series of senior stock, we expect that the terms of any senior stock we may issue will provide that we may not pay any dividends on the outstanding Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the senior stock that must, under the terms of such securities, be paid before we may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

No dividends on the Series C Preferred Stock shall be declared and paid (or declared and a sufficient sum of cash set aside for the payment thereof) at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit such declaration and payment (or declaration and setting aside of a sufficient sum of cash for the payment thereof) or if the declaration and payment (or the declaration and setting aside of a sufficient sum of cash for the payment thereof) would constitute a breach of or default under any such agreement or be restricted or prohibited by law. See “Risk Factors – We may be unable to, or may choose not to, continue to pay dividends on our Series C Preferred Stock or our common stock, Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock at current or planned rates or at all” and “Risk Factors – If we are deferring payments on our outstanding junior subordinated notes, we will be prohibited from making distributions on or redeeming the Series C Preferred Stock.”

Payment of dividends on the Series C Preferred Stock is subject to certain other restrictions described under “Description of Series C Preferred Stock—Dividends.”

Optional Redemption	We may, at our option, redeem the Series C Preferred Stock:

•	in whole or in part, from time to time, on any day during any Par Call Period (as defined herein) at a redemption price in cash equal to $1,000 per share; or

•	in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined herein), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $1,020 per share (102% of the Series C Preferred Stock liquidation preference of $1,000 per share), plus, in each case, but subject to certain exceptions, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

“Par Call Period” means any period from and including the July 15 immediately preceding a Reset Date through and including such Reset Date.

“Ratings Event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, or in any successor provision thereto, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time the Series C Preferred Stock would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issue date of the Series C Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issue date of the Series C Preferred Stock.

The Series C Preferred Stock is not subject to any mandatory sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the shares of Series C Preferred Stock will not have the right to require us to repurchase or redeem shares of the Series C Preferred Stock. See “Description of Series C Preferred Stock—Optional Redemption.”

Ranking	The Series C Preferred Stock will rank, with respect to dividend rights and distribution rights upon our liquidation, winding-up and dissolution:

•

senior to our common stock and each other class or series of our capital stock established after the initial issue date the terms of which do not expressly provide that such class or series will rank senior to or on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the “junior stock”);

•

on parity with our outstanding 6% Mandatory Convertible Preferred Stock, Series A (“Series A Mandatory Convertible Preferred Stock”), our outstanding 6.75% Mandatory Convertible Preferred Stock, Series B (“Series B Mandatory Convertible Preferred Stock”), and each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the “parity stock”);

•

junior to each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the “senior stock”);

•	junior to our existing and future indebtedness and other liabilities; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties, which means that creditors of our subsidiaries and any third parties holding capital stock of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series C Preferred Stock would have any claims to those assets.

Parity stock with respect to the Series C Preferred Stock may include, without limitation, series of our preferred stock now or hereafter existing that have different dividend rates, redemption features, mechanics, dividend periods (e.g., quarterly rather than semi-annually), payment of dividends (whether cumulative or non-cumulative), payment dates and record dates than the Series C Preferred Stock and that may be convertible into or exchangeable for other securities.

As of the date of this prospectus supplement, we do not have any junior stock, other than our common stock, or any senior stock outstanding. As of the date of this prospectus supplement, our outstanding parity stock consists of 17,250,000 shares of Series A Mandatory Convertible Preferred Stock with an aggregate liquidation value of $1.725 billion and 5,750,000 shares of Series B Mandatory Convertible Preferred Stock with an aggregate liquidation value of $575 million. As of March 31, 2020, we had approximately $12 billion of total outstanding debt and finance leases on an unconsolidated basis (consisting of debt and finance leases of Sempra Energy only and not of any of its subsidiaries or affiliates), all of which is senior in right of payment to the Series C Preferred Stock. As of March 31, 2020, we had approximately $28 billion of total outstanding debt and finance leases on a consolidated basis (consisting of debt and finance leases of Sempra Energy and its consolidated subsidiaries), all of which is senior or structurally senior in right of payment to the Series C Preferred Stock. See “Description of Series C Preferred Stock—Ranking.”

Liquidation Rights	In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series C Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Series C Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock).

If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the foregoing amounts payable in respect of the Series C Preferred Stock and the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for such liquidation, winding-up or dissolution) on, all other parity stock are not paid in full, the holders of the Series C Preferred Stock and all holders of any such other parity stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. See “Description of Series C Preferred Stock—Liquidation Preference.”

Voting Rights	The holders of the Series C Preferred Stock will not have any voting rights, except with respect to any authorization or creation or increase in the authorized amount of any class or series of senior stock, certain amendments to the terms of the Series C Preferred Stock, certain director election rights in the case of certain dividend nonpayments, in certain other limited circumstances and as otherwise from time to time specifically required by California law. See “Description of Series C Preferred Stock—Voting Rights.”

No Maturity Date	The Series C Preferred Stock is perpetual and has no maturity date, and we are not required to redeem the Series C Preferred Stock. Accordingly, all shares of the Series C Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive and Conversion Rights	None.

Material U.S. Federal Income Tax Considerations	You should carefully read the section entitled “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes, which may include repayment of indebtedness. See “Use of Proceeds.”

Conflicts of Interest	As described under “Use of Proceeds,” net proceeds from this offering may be used for, among other things, the repayment of indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness, one or more of the underwriters act as dealers under our commercial paper programs, and affiliates of certain underwriters are lenders under our credit facilities. To the extent that any net proceeds we receive from the sale of the Series C Preferred Stock in this offering are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of Series C Preferred Stock are “investment grade rated” (as defined in FINRA Rule 5121). In such event, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” for additional information.

Transfer Agent, Registrar and Dividend Disbursing Agent	American Stock Transfer & Trust Company, LLC

Calculation Agent	The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series C Preferred Stock at such time. Unless we have validly called all shares of the Series C Preferred Stock for redemption during the first Par Call Period, we will appoint a calculation agent for the Series C Preferred Stock prior to the Reset Dividend Determination Date preceding the First Reset Date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our Series C Preferred Stock.

RISK FACTORS

Investment in our Series C Preferred Stock involves risks. You should carefully consider the risks described below and the risk factors incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of our Series C Preferred Stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the shares. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our preferred stock appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q include the Series C Preferred Stock offered hereby.

You will have no voting rights except under limited circumstances.

You will have no voting rights, except with respect to any authorization or creation or increase in the authorized amount of any class or series of senior stock, certain amendments to the terms of the Series C Preferred Stock, certain director election rights in the case of certain dividend arrearages, in certain other limited circumstances and as otherwise from time to time specifically required by California law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages, as described under “Description of Series C Preferred Stock – Voting Rights.” This means that, except under the specific circumstances described under such caption, you will not have the right to participate in any decisions regarding or affecting our company or your investment, including the election of directors or any extraordinary events, such as a merger, acquisition or other similar transaction. Decisions on those matters could be made in a manner that materially and adversely affects your interests.

The Series C Preferred Stock will rank junior to all of our debt and other consolidated liabilities.

In the event of a bankruptcy, liquidation, winding-up or dissolution, our assets will be available to pay obligations on the Series C Preferred Stock only after all of our debt and other consolidated liabilities and any amounts owing to holders of any senior stock and third-party holders of any capital stock of our subsidiaries have been paid. In the event of a bankruptcy, liquidation, winding-up or dissolution, there may not be sufficient assets remaining, after paying our and our subsidiaries’ debt and other liabilities, to pay amounts due on any or all of the Series C Preferred Stock then outstanding.

As of March 31, 2020, we had approximately $12 billion of total outstanding debt and finance leases on an unconsolidated basis (consisting of debt and finance leases of Sempra Energy only and not of any of its subsidiaries or affiliates), all of which is senior in right of payment to the Series C Preferred Stock. As of March 31, 2020, we had approximately $28 billion of total outstanding debt and finance leases on a consolidated basis (consisting of debt and finance leases of Sempra Energy and its consolidated subsidiaries), all of which is senior or structurally senior in right of payment to the Series C Preferred Stock. We have the ability to, and may, incur additional debt and other liabilities in the future. See “Description of Series C Preferred Stock—Ranking.”

We may be unable to, or may choose not to, continue to pay dividends on our Series C Preferred Stock or our common stock, Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock at current or planned rates or at all.

As described below under “Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries,”

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of Sempra Energy’s consolidated assets, which include equity method investments such as Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), are held by its subsidiaries. Any future payments of dividends, and the amount of any dividends we pay, on the Series C Preferred Stock and our common stock, Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock, and any other series of our preferred stock we may issue in the future will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries and equity method investees to distribute cash to us, as well as other factors that our board of directors may consider relevant. Any failure to pay scheduled dividends on our Series C Preferred Stock would likely have a material adverse impact on the market price of our Series C Preferred Stock. Moreover, dividends on the Series C Preferred Stock are only payable when, as and if declared by our board of directors and only out of legally available funds. Therefore, although dividends on our Series C Preferred Stock are cumulative, we cannot assure you that dividends on the Series C Preferred Stock will be declared by our board of directors or that such dividends will be paid on the dividend payment dates described herein, or at all. As a result of our ability to not pay dividends on the Series C Preferred Stock, the market price of the Series C Preferred Stock may be more volatile than the market prices of other securities that are not subject to such a feature. In addition, securities that we may issue in the future and agreements to which we are or become a party, including agreements governing any future indebtedness of ours and our outstanding junior subordinated notes described below, may further limit our ability to pay dividends on our capital stock, including the Series C Preferred Stock. In the event that any such securities or agreements restrict our ability to pay dividends on the Series C Preferred Stock, we may be unable to pay dividends on the Series C Preferred Stock.

The terms of the Series C Preferred Stock provide that no dividends on the Series C Preferred Stock shall be declared and paid at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits such declaration and payment or if the declaration and payment would constitute a breach of or default under any such agreement or be restricted or prohibited by law. Under these circumstances, we would not be permitted to pay dividends on the Series C Preferred Stock.

In addition, under California law, our board of directors (or an authorized committee thereof) may not declare and pay dividends on shares of our common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock, Series C Preferred Stock or any other series of preferred stock we may issue unless it has determined in good faith that either (1) the amount of our retained earnings immediately prior to the dividend equals or exceeds the sum of (A) the amount of the proposed dividend plus (B) cumulative dividends in arrears on all shares of our capital stock having a preference with respect to payment of dividends over our common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock, Series C Preferred Stock or any such other series of preferred stock we may issue, as the case may be (the “preferential rights amount”), or (2) immediately after the dividend, the value of our assets would equal or exceed the sum of our total liabilities plus the preferential rights amount. Further, even if we are permitted under our contractual obligations and California law to declare and pay dividends on the shares of common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock, Series C Preferred Stock and any other series of preferred stock we may issue, we may not have sufficient cash to declare and pay dividends in cash on the outstanding shares of our common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock, Series C Preferred Stock and any other series of preferred stock we may issue.

If we are deferring interest payments on our outstanding junior subordinated notes, we will be prohibited from making distributions on or redeeming the Series C Preferred Stock.

As of March 31, 2020, we had outstanding $758 million aggregate principal amount of our 5.750% junior subordinated notes due 2079 (the “junior subordinated notes”). Under the terms of the junior subordinated notes, we are permitted, at our option, to defer interest payments on the notes. The terms of our outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our common stock,

Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock, Series C Preferred Stock or other capital stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock, Series C Preferred Stock or other capital stock, if at any time when we are deferring payment of interest on those junior subordinated notes. As a result, the terms of our junior subordinated notes may prohibit us from declaring or paying dividends on or redeeming the Series C Preferred Stock.

Investors should not expect us to redeem the Series C Preferred Stock on the first or any other date on which it is redeemable.

The Series C Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of holders. By its terms, the Series C Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, during any Par Call Period. Any decision we may make at any time to redeem the Series C Preferred Stock will depend upon, among other things, our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, results of operations and growth strategy, as well as general market conditions at such time. Accordingly, investors should not expect us to redeem the Series C Preferred Stock on the first or any other date on which it is redeemable.

We may redeem the Series C Preferred Stock under certain circumstances.

The Series C Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. However, by its terms, the Series C Preferred Stock may be redeemed by us as described in the immediately preceding risk factor and at our option in whole, but not in part, at any time (including before the first Par Call Period) within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined herein), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $1,020 per share of Series C Preferred Stock, plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date. If we choose to redeem the Series C Preferred Stock, either upon the occurrence of a Ratings Event or during any Par Call Period as described in the immediately preceding risk factor, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend or interest rate as high as the dividend payable on the Series C Preferred Stock.

There may be future sales of Series C Preferred Stock or another series of parity stock, which may adversely affect the market price of the Series C Preferred Stock.

We are not restricted from issuing additional Series C Preferred Stock, securities similar to the Series C Preferred Stock or another series of parity stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock. Holders of the Series C Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series C Preferred Stock could decline as a result of sales of Series C Preferred Stock or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series C Preferred Stock bear the risk of our future offerings reducing the market price of the Series C Preferred Stock and diluting their holdings in the Series C Preferred Stock.

If we do not pay full dividends on our existing or any future parity stock, we will not be able to pay full dividends on the Series C Preferred Stock, and if we do not pay dividends on any future senior stock, we will not be able to pay any dividends on the Series C Preferred Stock.

When dividends are not paid in full on any shares of our outstanding Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock (the series as to which such nonpayment has occurred, the “Applicable Series”), no dividends may be declared and paid on any parity stock (including the Series C Preferred Stock) except for dividends that are declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accumulated dividends and declared and unpaid dividends on the shares of the Applicable Series and all other series of parity stock (including the Series C Preferred Stock) bear to each other. Therefore, if we do not pay full dividends on any outstanding shares of Series A Cumulative Redeemable Preferred Stock, Series B Cumulative Redeemable Preferred Stock or any other series of parity stock with similar provisions that we may issue in the future, we will not be able to pay dividends on the Series C Preferred Stock, except to the extent that dividends are paid pro rata on all outstanding shares of parity stock. Similarly, if we issue any series of senior stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series C Preferred Stock.

Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Sempra Energy is a holding company substantially all of whose assets, which include equity method investments such as Oncor Holdings, are owned by its subsidiaries. Because Sempra Energy is a holding company, Sempra Energy’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and joint ventures and other entities in which it has invested and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from the subsidiaries and any joint ventures or other entities in which Sempra Energy has invested depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. In addition, the subsidiaries and any joint ventures or other entities accounted for as equity method investments are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Sempra Energy, whether to enable Sempra Energy to pay principal and interest on its debt securities, its other obligations or dividends on its common stock or preferred stock (including the Series C Preferred stock offered hereby), and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions or in times of financial distress. The inability to access capital from its subsidiaries and entities accounted for as equity method investments as well from the capital markets could have a material adverse effect on Sempra Energy’s cash flows and financial condition and on Sempra Energy’s ability to pay dividends on the Series C Preferred Stock.

In that regard, we agreed to certain “ring-fencing” measures in connection with the March 2018 merger pursuant to which we acquired an indirect majority interest in Oncor. These measures provide, among other things, that Oncor may not, unless allowed by the PUCT, pay dividends or make other distributions to its owners, including us (except for contractual tax payments), if those payments would cause its debt-to-equity ratio to exceed the ratio required by the PUCT or if the credit rating on Oncor’s senior secured debt securities by any of the three major rating agencies falls below BBB (or the equivalent). Moreover, we do not control Oncor and a majority of the directors on Oncor’s Board of Directors are independent and we therefore are not able to control the payment of dividends by Oncor, and we have further agreed that Oncor will not pay any dividends or make any other distributions to its owners, including us (except for contractual tax payments), if a majority of Oncor’s independent directors or a director of Texas Transmission Investment LLC, which owns the remaining 19.55% interest in Oncor, determines it is in the best interest of Oncor to retain such funds to meet expected future requirements. For additional information on these ring-fencing measures, see “Risk Factors–Risks Related to Our Interest in Oncor–Certain ring-fencing measures, governance mechanisms and commitments limit our ability to influence the management and policies of Oncor” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Anti-takeover provisions in our organizational documents might discourage, delay or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of the Series C Preferred Stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of the Series C Preferred Stock, and may also limit the prices that investors are willing to pay in the future for the Series C Preferred Stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

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authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of the Series C Preferred Stock;

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establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

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provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

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provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

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require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

An active trading market for the Series C Preferred Stock does not exist and may not develop.

The Series C Preferred Stock is a new issue of securities with no established trading market. The Series C Preferred Stock will not be listed on any securities exchange or included in any automated dealer quotation system. As a result, an active after-market for the Series C Preferred Stock may not develop or be sustained and holders of the Series C Preferred Stock may not be able to sell their shares of Series C Preferred Stock at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Series C Preferred Stock could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series C Preferred Stock, and holders of the Series C Preferred Stock (which does not have a maturity date) may be required to bear the financial risks of an investment in the Series C Preferred Stock for an indefinite period of time.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future. We may raise additional funds through public or private equity or debt offerings or other financings, as well as additional borrowings under our credit facilities. Additional issuances of equity securities, including additional shares of the Series C Preferred Stock or shares of any new series of parity stock or senior stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock or any new series of parity stock or senior stock, could dilute the economic and other rights and interests of holders of shares of the Series C Preferred Stock and cause the market price of the Series C Preferred Stock to decline.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure plan or pursue other opportunities beyond the current capital expenditure plan. Moreover, any incurrence of additional indebtedness could have a variety of other material negative effects, as described under the caption “Risk Factors—Our level of indebtedness may make it more difficult for us to pay or refinance our debts or take other actions, and we may need to divert cash to fund debt service payments or issue additional equity that may materially dilute the voting rights and economic interest of holders of our common stock” in our most recent Annual Report on Form 10-K. Further, we may incur substantial costs in pursuing any capital-raising transactions, including investment banking, legal and accounting fees. On the other hand, if we are unable to obtain capital when needed, on reasonable terms and in amounts sufficient to fund our obligations, expenses, capital expenditure plan and other strategic initiatives, we could be forced to suspend, delay or curtail these plans or initiatives or could default on our contractual commitments. Any such outcome could negatively affect our business, performance, liquidity and prospects.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of our Series C Preferred Stock.

Credit rating agencies routinely evaluate Sempra Energy and its subsidiaries, and their ratings of securities issued by Sempra Energy and its subsidiaries are based on a number of factors, including the increased risk of wildfires in California, perceived supportiveness of the regulatory environment affecting utility operations, including delays and difficulties in obtaining recovery, or the denial of recovery, for wildfire-related costs, ability to generate cash flows, level of indebtedness, overall financial strength, including credit metrics, diversification beyond the regulated utility business (in the case of Sempra Energy), and the status of certain capital projects, as well as other factors beyond their control, such as tax reform, the state of the economy and our industry generally. Downgrades and factors causing downgrades of one or both of SDG&E and Southern California Gas Company (“SoCalGas”), which are subsidiaries of Sempra Energy, can have a material impact on Sempra Energy’s credit ratings. Downgrades, as well as the factors causing such downgrades, of Sempra Energy’s credit ratings can also have a material impact on the credit ratings of our subsidiaries, including SDG&E and SoCalGas. On May 29, 2020, Moody’s Investor Services, Inc. (“Moody’s”) announced the downgrade of the long-term ratings of SoCalGas, including its senior unsecured rating, from A2 to A1, the downgrade of SoCalGas’ secured first mortgage bond rating from Aa3 to Aa2, and the assignment of an A2 rating to SoCalGas’ bank credit facility.

While the current Moody’s, S&P Global Ratings (“S&P”) and Fitch Ratings (“Fitch”) (collectively, the “Rating Agencies”) issuer credit ratings for Sempra Energy, SDG&E and SoCalGas are investment grade, there is no assurance that these credit ratings will not be downgraded. In that regard, on June 9, 2020, Moody’s downgraded the credit ratings of Sempra Energy, including reducing its senior unsecured debt and issuer ratings from Baa1 to Baa2 and reducing its junior subordinated debt rating from Baa2 to Baa3.

For Sempra Energy, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	delays at the Cameron liquefied natural gas (“LNG”) project and the impact on financial credit metrics;

•	construction of LNG liquefaction projects and the impact on business mix and financial credit metrics over time;

•	Sempra Energy’s failure to meet certain financial credit metrics;

•	the CPUC does not effectively implement the more supportive prudency standard associated with California Assembly Bills 1054 and 111; or

•	a ratings downgrade at SDG&E and/or SoCalGas.

For SDG&E, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	the CPUC does not effectively implement the more supportive prudency standard associated with California Assembly Bills 1054 and 111;

•	a consistent weakening of SDG&E’s financial metrics;

•	catastrophic wildfires caused by California electric investor-owned utilities that participate in the Wildfire Fund, which could exhaust the fund considerably earlier than expected; or

•	a ratings downgrade at Sempra Energy.

For SoCalGas, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	SoCalGas’ failure to meet certain financial credit metrics;

•	the conclusion of the CPUC’s pending regulatory proceedings where key elements of SoCalGas’s credit profile are negatively impacted;

•	deterioration of, or uncertainty in, the political or regulatory environment for local natural gas distribution companies operating in California; or

•	a ratings downgrade at Sempra Energy.

A downgrade of Sempra Energy’s or any of its subsidiaries’ credit ratings or those assigned to the Series C Preferred Stock or our other securities may materially and adversely affect the market prices of our Series C Preferred Stock, the interest rates at which Sempra Energy and its subsidiaries can make borrowings and issue debt securities and commercial paper, and the various fees on credit facilities of Sempra Energy and its subsidiaries. This could make it significantly more costly for Sempra Energy, SDG&E, SoCalGas and Sempra Energy’s other subsidiaries to borrow money, to issue debt securities and commercial paper and to raise certain other types of capital and/or complete additional financings. Such negative credit rating actions, as well as the reasons for such actions, could materially and adversely affect our cash flows, results of operations and financial condition and the market price of, and our ability to pay dividends on, the Series C Preferred Stock, and the market price of, and our ability to pay the principal of and interest on, our debt securities.

The dividend rate will reset on the First Reset Date and each subsequent Reset Date and any dividends declared may be less than the initial fixed annual rate of 4.875% in effect until the First Reset Date.

The annual dividend rate on the Series C Preferred Stock for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 4.550%. Therefore, the dividend rate for any five-year Reset Period (as defined herein) commencing on or after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

Historical five-year U.S. Treasury Rates are not an indication of future five-year U.S. Treasury Rates.

As noted above, the annual dividend rate on the Series C Preferred Stock for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time before or after the First Reset Date, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Non-U.S. holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.

A non-U.S. holder of our Series C Preferred Stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. In that event, non-U.S. holders of our Series C Preferred Stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange, redemption, repurchase or other disposition of, our Series C Preferred Stock. Certain non-U.S. holders may be eligible for an exemption if they do not exceed certain ownership levels. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our Series C Preferred Stock. See the discussion under the heading “Material United States Federal Income Tax Considerations.”

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount but before deducting estimated offering expenses payable by us, will be $891.0 million.

We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes, which may include repayment of indebtedness.

Pending application of the net proceeds from this offering for the foregoing purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

As described above, net proceeds from this offering may be used for, among other things, the repayment of indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness, one or more of the underwriters act as dealers under our commercial paper programs, and affiliates of certain underwriters are lenders under our credit facilities. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of Series C Preferred Stock are “investment grade rated” (as defined in FINRA Rule 5121). In such event, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” for additional information.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2020:

•	on an actual basis; and

•

as adjusted to give effect to the issuance and sale of our Series C Preferred Stock in this offering and our receipt of the estimated net proceeds therefrom (after deducting the underwriting discount but before deducting estimated offering expenses payable by us), but not the use of proceeds therefrom.

The following information does not purport to reflect what our actual consolidated cash and cash equivalents or capitalization will be upon completion of this offering. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for this offering
	(dollars in millions)
Cash and cash equivalents	$2,247	$3,138

Debt:
Short-term debt (includes current portion of long-term debt and finance leases)	$7,821	$7,821
Long-term debt and finance leases (excluding current portion)	20,198	20,198

Total debt	$28,019	$28,019

Equity:
Preferred stock (50 million shares authorized; 17.25 million shares of Series A Mandatory Convertible Preferred Stock, 5.75 million shares of Series B Mandatory Convertible Preferred Stock and no shares of Series C Preferred Stock issued and outstanding, actual; 17.25 million shares of Series A Mandatory Convertible Preferred Stock, 5.75 million shares of Series B Mandatory Convertible Preferred Stock and 0.9 million shares of Series C Preferred Stock issued and outstanding, as adjusted for this offering)	$2,258	$3,149
Common stock (750 million shares authorized; 292 million shares outstanding, actual and as adjusted for this offering)	7,472	7,472
Retained earnings	11,577	11,577
Accumulated other comprehensive income (loss)	(1,190)	(1,190)

Total Sempra Energy shareholders’ equity	20,117	21,008
Preferred stock of subsidiary	20	20
Other noncontrolling interests	1,978	1,978

Total equity	$22,115	$23,006

Total capitalization	$50,134	$51,025

The information in the foregoing table does not reflect the $400 million aggregate principal amount of first mortgage bonds issued by our subsidiary SDG&E in April 2020 or the $75 million borrowed under Sempra Energy’s term loan in April 2020.

DESCRIPTION OF SERIES C PREFERRED STOCK

The following is a description of certain provisions of our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, which we refer to as our “Series C Preferred Stock.” A copy of the certificate of determination setting forth the terms of the Series C Preferred Stock, which we refer to as the “Series C Certificate of Determination,” as well as our Amended and Restated Articles of Incorporation, as amended, including by the Series C Certificate of Determination, which we refer to as our “Charter,” is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This summary of the terms of the Series C Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter, including the Series C Certificate of Determination.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Sempra Energy,” “us,” “we” or “our” refer to Sempra Energy and not any of its subsidiaries or affiliates.

General

Under our Charter, our board of directors is authorized, without further shareholder action, to issue up to 50,000,000 shares of preferred stock in one or more series by filing a certificate of determination with the Secretary of State of the State of California. Such certificate of determination may set forth the designations, privileges, preferences and rights of the shares of each such series of preferred stock and the restrictions thereof, including the dividend rate, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. As of the date of this prospectus supplement, 17,250,000 shares of our Series A Mandatory Convertible Preferred Stock, 5,750,000 shares of our Series B Mandatory Convertible Preferred Stock and no shares of our Series C Preferred Stock are outstanding. At the consummation of this offering, we will issue 900,000 shares of the Series C Preferred Stock.

The shares of Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus are part of a single series of our preferred stock, initially consisting of 900,000 shares. We may at any time and from time to time, without notice to or the consent of the holders of the Series C Preferred Stock, issue additional shares of our Series C Preferred Stock, and all such additional shares would be deemed to form a single series with the Series C Preferred Stock offered hereby. Each such additional share of Series C Preferred Stock shall be identical in all respects to the shares of Series C Preferred Stock offered pursuant to this prospectus supplement, except, if applicable, with respect to the date from which dividends thereon will accumulate.

When issued, the Series C Preferred Stock will be fully paid and nonassessable. The holders of the Series C Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. American Stock Transfer & Trust Company, LLC will serve as transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock.

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any of our other classes or series of capital stock or other securities. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or any other obligation for us to redeem, repurchase or retire the Series C Preferred Stock.

Ranking

The Series C Preferred Stock will rank, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•

senior to our common stock and each other class or series of our capital stock established after the original issue date of the Series C Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such class or series will rank senior to or on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively, in this section, as “junior stock”);

•

on parity with our Series A Mandatory Convertible Preferred Stock, our Series B Mandatory Convertible Preferred Stock and each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively, in this section, as “parity stock”);

•

junior to each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively, in this section, as “senior stock”);

•	junior to our existing and future indebtedness and other liabilities; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties, which means that creditors of our subsidiaries and any third parties holding capital stock of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series C Preferred Stock would have any claims to those assets.

We may issue parity stock, junior stock and additional shares of Series C Preferred Stock at any time and from time to time in one or more series without the consent of the holders of the Series C Preferred Stock. Our ability to issue any senior stock is limited as described under “—Voting Rights.”

Parity stock with respect to the Series C Preferred Stock may include, without limitation, series of our preferred stock now or hereafter existing that have different dividend rates, redemption features, mechanics, dividend periods (e.g., quarterly rather than semi-annually), payment of dividends (whether cumulative or non-cumulative), payment dates and record dates than the Series C Preferred Stock and that may be convertible into or exchangeable for other securities.

As of the date of this prospectus supplement, we do not have any junior stock, other than our common stock, or any senior stock outstanding. As of the date of this prospectus supplement, our outstanding parity stock consists of 17,250,000 shares of Series A Mandatory Convertible Preferred Stock with an aggregate liquidation value of $1.725 billion and 5,750,000 shares of Series B Mandatory Convertible Preferred Stock with an aggregate liquidation value of $575 million. As of March 31, 2020, we had approximately $12 billion of total outstanding debt and finance leases on an unconsolidated basis (consisting of debt and finance leases of Sempra Energy only and not of any of its subsidiaries or affiliates), all of which is senior in right of payment to the Series C Preferred Stock. As of March 31, 2020, we had approximately $28 billion of total outstanding debt and finance leases on a consolidated basis (consisting of debt and finance leases of Sempra Energy and its consolidated subsidiaries), all of which is senior or structurally senior in right of payment to the Series C Preferred Stock.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to dividends, holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative cash dividends at the rate per annum described below on the liquidation preference of $1,000 per share of the Series C Preferred Stock. Declared dividends on the Series C Preferred Stock will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2020 (each, a “dividend payment date”), at such per annum rate, and dividends will accumulate daily from and including the most recent date as to which dividends have been paid or, if no dividends have been paid, from the initial issue date of the Series C Preferred Stock, whether or not in any dividend period or periods (as defined herein) there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record of the Series C Preferred Stock as they appear on our stock register at the close of business on the immediately preceding April 1 and October 1 (each, a “record date”). These record dates will apply regardless of whether a particular record date is a business day. In this section, a “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The dividend rate on the Series C Preferred Stock from and including the initial issue date to, but excluding, October 15, 2025 (the “First Reset Date”) will be 4.875% per annum of the $1,000 liquidation preference per share. On and after the First Reset Date, the dividend rate on the Series C Preferred Stock for each Reset Period (as defined herein) will be a per annum rate equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Dividend Determination Date (as defined herein), plus a spread of 4.550%, of the $1,000 liquidation preference per share.

The applicable dividend rate for each Reset Period will be determined by the calculation agent (as described below), as of the applicable Reset Dividend Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date (as defined herein) and trading in the public securities markets, as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and October 15 of every fifth year after 2025.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

As noted above, the applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of the Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Dividend Determination Date to the transfer agent and registrar for the Series C Preferred Stock and the holders of the Series C Preferred Stock.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of the Series C Preferred Stock. Dividends payable on the Series C Preferred Stock for any dividend period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of the Series C Preferred Stock will not bear interest.

Dividends on the Series C Preferred Stock will be cumulative (i) whether or not we have earnings, (ii) whether or not the payment of such dividends is then permitted under California law, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any agreements to which we are a party prohibit the current payment of dividends, including any agreement relating to our indebtedness. Accordingly, if our board of directors, or an authorized committee thereof, does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon our liquidation, winding-up or dissolution (or earlier redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation, winding-up or dissolution or earlier redemption, as the case may be.

No dividend will be declared or paid on, or any sum of cash set aside for the payment of dividends on, any outstanding shares of Series C Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid on, or a sufficient sum of cash has been set aside for the payment of such dividends on, all outstanding shares of Series C Preferred Stock.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Series C Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable California law. See “Risk Factors—We may be unable to, or may choose not to, continue to pay dividends on our Series C Preferred Stock or our common stock, Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock at current or planned rates or at all” and “Risk Factors—If we are deferring payments on our outstanding junior subordinated notes, we will be prohibited from making distributions on or redeeming the Series C Preferred Stock.”

So long as any share of Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other junior stock, and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash has been set aside for the payment of such dividends, on all outstanding shares of Series C Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other junior stock, together with cash in lieu of any fractional share, (ii) purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, including, without limitation, (x) purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into shares of common stock or other junior stock; (iv) any dividends or distributions of rights or common stock or other junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (v) purchases of common stock or other junior stock pursuant to a contractually binding requirement to buy common stock or other junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; (vi) the deemed purchase or acquisition of fractional interests in shares of our common stock or other junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (viii) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock and the payment of cash in lieu of fractional shares. The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States of America and as measured from the initial issue date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Series C Preferred Stock (i) have not been declared and paid in full on any dividend payment date or (ii) have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Series C Preferred Stock such that the respective amounts of such dividends declared on the shares of Series C Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series C Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate.

Subject only to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the Series C Preferred Stock shall not be entitled to participate in any such dividends.

The Series C Preferred Stock will rank junior as to payment of dividends to any class or series of our senior stock that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, full dividends on any class or series of senior stock, we expect that the terms of any senior stock we may issue will provide that we may not pay any dividends on the outstanding Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the senior stock that must, under the terms of such securities, be paid before we may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

No dividends on the Series C Preferred Stock shall be declared and paid (or declared and a sufficient sum of cash set aside for the payment thereof) at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit such declaration and payment (or declaration and setting aside of a sufficient sum of cash for the payment thereof) or if the declaration and payment (or the declaration and setting aside of a sufficient sum of cash for the payment thereof) would constitute a breach of or default under any such agreement or be restricted or prohibited by law. See “Risk Factors—We may be unable to, or may choose not to, continue to pay dividends on our Series C Preferred Stock or our common stock,

Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock at current or planned rates or at all” and “Risk Factors—If we are deferring payments on our outstanding junior subordinated notes, we will be prohibited from making distributions on or redeeming the Series C Preferred Stock.”

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series C Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Series C Preferred Stock (the “Series C liquidation preference”), plus an amount (the “Series C liquidation dividend amount”) equal to accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock).

If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Series C liquidation preference plus the Series C liquidation dividend amount on the shares of Series C Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for such liquidation, winding-up or dissolution) on, all other parity stock are not paid in full, the holders of the Series C Preferred Stock and all holders of any such other parity stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of Series C Preferred Stock of the full amount of the Series C liquidation preference and the Series C liquidation dividend amount for such holder’s shares of Series C Preferred Stock, such holder of Series C Preferred Stock will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—The Series C Preferred Stock will rank junior to all of our consolidated debt and other liabilities.”

Neither the sale, lease or exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Charter, including the Series C Certificate of Determination for the Series C Preferred Stock, does not contain any provision requiring funds to be set aside to protect the Series C liquidation preference.

Optional Redemption

The Series C Preferred Stock is not subject to any mandatory sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the shares of Series C Preferred Stock will not have the right to require us to repurchase or redeem shares of the Series C Preferred Stock.

We may, at our option, redeem the Series C Preferred Stock:

•	in whole or in part, from time to time, on any day during any Par Call Period (as defined herein) at a redemption price in cash equal to $1,000 per share; or

•

in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined herein), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $1,020 per share (102% of the Series C liquidation preference), plus, in each case, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date; provided that, notwithstanding the foregoing, if a redemption date for any shares of Series C

Preferred Stock occurs subsequent to a record date and on or prior to the next succeeding dividend payment date, then the full amount of accumulated and unpaid dividends (whether or not declared) on such shares of Series C Preferred Stock to, but excluding, such dividend payment date will be paid on such dividend payment date to the persons who were the holders of record of such shares at the close of business on such record date and such accumulated and unpaid dividends will not constitute a part of the redemption price of such shares. A “redemption date” means any date fixed for redemption of any shares of Series C Preferred Stock pursuant to the provisions described in this paragraph.

“Par Call Period” means any period from and including the July 15 immediately preceding a Reset Date through and including such Reset Date.

“Ratings Event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, or in any successor provision thereto, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time the Series C Preferred Stock would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issue date of the Series C Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issue date of the Series C Preferred Stock.

Redemption Procedures

If the Series C Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 60 days, prior to the date fixed for redemption thereof (provided that, if the Series C Preferred Stock is in book-entry form evidenced by a global certificate (as defined herein) held by The Depository Trust Company (“DTC,” which term includes any successor thereto as depositary for Series C Preferred Stock in book-entry form) or its nominee, we may give such notice in any manner permitted or required by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder;

•	the redemption price;

•

the place or places where holders may surrender certificates evidencing the Series C Preferred Stock for payment of the redemption price or, in the case of Series C Preferred Stock held in book-entry form, that holders must follow the applicable procedures of DTC to deliver such shares for payment of the redemption price; and

•	that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

If notice of redemption of any shares of Series C Preferred Stock has been given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, and such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except for (1) the right of the holders thereof to receive the amount payable on such redemption, without interest and (2) if the redemption date occurs subsequent to a dividend record date and on or prior to the next succeeding dividend payment date, the right of the persons who were the holders of record of such shares at the close of business on such record date to receive, on such dividend payment date, the full amount of accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, such dividend payment date. Any funds unclaimed at the end of one year from the redemption date shall, to the extent permitted by law, be released by us, after which time the holders of such Series C Preferred Stock so called for redemption shall look only to us for payment of the redemption price of such Series C Preferred Stock. If a redemption date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

In case of any redemption of only part of the Series C Preferred Stock at the time outstanding, the Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot (or, in the event the Series C Preferred Stock is evidenced by a global certificate held by DTC or its nominee, in accordance with the applicable procedures of DTC).

Voting Rights

The holders of the Series C Preferred Stock will not have any voting rights, except as described below and as otherwise from time to time specifically required by California law.

Whenever dividends on any shares of the Series C Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders of Series C Preferred Stock on the applicable record date, for the equivalent of three or more dividend periods, whether or not for consecutive dividend periods (as used in this section, a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Series C Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined herein) then outstanding, will be entitled, at our next annual meeting or at a special meeting of shareholders, if any, to fill such newly created directorships by electing two additional directors (as used in this section, the “preferred stock directors”); provided, however, that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (“NYSE”) (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided, further, that our board of directors shall, at no time, include more than two preferred stock directors. In the event of such a nonpayment, the holders of record of at least 25% in voting power of the then outstanding Series C Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Series C Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Series C Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority in voting power of the then outstanding Series C Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority in voting power of the Series C Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this section, “voting preferred stock” means any series of our preferred stock, other than the Series C Preferred Stock, ranking equally with the Series C Preferred Stock either as to dividends or to the distribution of assets upon our liquidation, winding-up or dissolution and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Series C Preferred Stock and any other voting preferred stock have been voted in favor of any matter or whether a quorum is present at a meeting shall be determined by reference to the respective liquidation preference amounts of the Series C Preferred Stock and such other voting preferred stock voted.

Our Series A Mandatory Convertible Preferred Stock and our Series B Mandatory Convertible Preferred Stock will constitute voting preferred stock so long as the right of holders of our Series A Mandatory Convertible Preferred Stock and our Series B Mandatory Convertible Preferred Stock to vote in the election of preferred stock directors is exercisable. For the avoidance of any doubt, holders of any voting preferred stock, including any outstanding Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock and Series C Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two preferred stock directors.

If and when all accumulated and unpaid dividends on the Series C Preferred Stock have been paid in full (as used in this section, a “nonpayment remedy”), the holders of the Series C Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Series C Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause with the approval (as defined in Section 152 of the California Corporations Code (or any successor provision thereto)) of the outstanding shares of Series C Preferred Stock and any other series of voting preferred stock (voting together as a single class) when they have the voting rights described above; provided, that, notwithstanding the foregoing, no preferred stock director may be removed (unless the entire board of directors is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the preferred stock director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the preferred stock director’s most recent election were then being elected. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Series C Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

So long as any shares of the Series C Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding Series C Preferred Stock and all other series of voting preferred stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such shareholders:

(1)

amend or alter the provisions of our Charter, including the Series C Certificate of Determination for the Series C Preferred Stock, so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

(2)

amend, alter or repeal any provision of our Charter, including the Series C Certificate of Determination for the Series C Preferred Stock, so as to adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock; or

(3)

consummate a binding share exchange or reclassification involving the shares of the Series C Preferred Stock, or a merger or consolidation of us with or into another entity, unless in each case: (i) the shares of the Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Series C Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Series C Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series C Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that, for the avoidance of doubt, (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized Series C Preferred Stock or the issuance of any additional shares of the Series C Preferred Stock, or (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of any shares of such class or series of parity or junior stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Series C Preferred Stock and shall not require the affirmative vote of holders of the Series C Preferred Stock. Our Charter, including the Series C Certificate of Determination, and California law permit us, without the approval of any of our shareholders (including any holders of the Series C Preferred Stock), to establish and issue a new series of preferred stock ranking equal with or junior to the Series C Preferred Stock, which may dilute the voting and other interests of holders of the Series C Preferred Stock. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect (or cause to be materially less favorable, as applicable) the rights, preferences, privileges or voting powers of one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected (or the terms of which would be materially less favorable, as applicable) and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock.

Without the consent of the holders of the Series C Preferred Stock, to the fullest extent permitted by applicable law and so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock, including by way of amendment to the Series C Certificate of Determination establishing the terms of the Series C Preferred Stock, for the following purposes:

•

to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Series C Certificate of Determination establishing the terms of the Series C Preferred Stock that may be defective or inconsistent with any other provision contained in such Series C Certificate of Determination;

•

to make any provision with respect to matters or questions relating to the Series C Preferred Stock that is not inconsistent with the provisions of our Charter, including the Series C Certificate of Determination establishing the terms of the Series C Preferred Stock; or

•	to waive any of our rights with respect thereto.

In addition, without the consent of the holders of the Series C Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock, including by way of amendment to the Series C Certificate of Determination establishing the terms of the Series C Preferred Stock, in order to conform the terms thereof to the description of the terms of the Series C Preferred Stock set forth under “Description of Series C Preferred Stock” in this preliminary prospectus supplement, as supplemented by any related pricing term sheet.

Notices

We will send all notices or communications to holders of the Series C Preferred Stock pursuant to the Series C Certificate of Determination in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the holders’ respective addresses shown on the register for the Series C Preferred Stock. However, in the case of Series C Preferred Stock in the form of a global certificate, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series C Preferred Stock at such time. Unless we have validly called all shares of the Series C Preferred Stock for redemption during the first Par Call Period, we will appoint a calculation agent for the Series C Preferred Stock prior to the Reset Dividend Determination Date preceding the First Reset Date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.

Book-Entry, Delivery and Form

The Series C Preferred Stock will be issued in the form of one or more global certificates (collectively, the “global certificate”). DTC or its nominee will be the sole registered holder of the global certificate representing the shares of the Series C Preferred Stock. Ownership of beneficial interests in the Series C Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Series C Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). DTC participants include securities brokers and dealers, banks and other financial institutions, and may include the underwriters in this offering.

So long as DTC, or its nominee, is the registered owner or holder of the global certificate representing the shares of the Series C Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Series C Preferred Stock represented by such global certificate for all purposes under the Series C Certificate of Determination establishing the terms of the Series C Preferred Stock. No beneficial owner of an interest in the shares of the Series C Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Series C Certificate of Determination establishing the terms of the Series C Preferred Stock.

Payments of dividends and any payments of the redemption price on the global certificate representing the shares of the Series C Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate representing the shares of the Series C Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of the global certificate representing the shares of the Series C Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the Series C Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Series C Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Series C Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in lieu of the global certificate.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a description of certain provisions of our Series A Mandatory Convertible Preferred Stock. A more detailed description of certain provisions of our Series A Mandatory Convertible Preferred Stock has been incorporated by reference into our registration statement on Form 8-A filed with the SEC on January 9, 2018 (the “Series A Form 8-A”), which Series A Form 8-A is hereby incorporated by reference in this prospectus supplement and may be obtained as described in the section of the accompanying prospectus entitled “Where You Can Find More Information.” In addition, a copy of the certificate of determination setting forth the terms of the Series A Mandatory Convertible Preferred Stock, which we refer to as the “Series A Certificate of Determination,” has been filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 9, 2018, and our Charter has been incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019, and both the Series A Certificate of Determination and the Charter may be obtained as described in the section of the accompanying prospectus entitled “Where You Can Find More Information.” The descriptions of certain terms of the Series A Mandatory Convertible Preferred Stock appearing in this prospectus supplement and in the Series A Form 8-A are not complete and are subject to, and qualified in their entirety by reference to, the provisions of our Charter and the Series A Certificate of Determination.

The Series A Mandatory Convertible Preferred Stock is a series of our preferred stock, no par value, described in the accompanying prospectus. As of March 31, 2020, a total of 17,250,000 shares of our Series A Mandatory Convertible Preferred Stock were outstanding. Our Series B Mandatory Convertible Preferred Stock ranks, and our Series C Preferred Stock will rank, pari passu with our outstanding Series A Mandatory Convertible Preferred Stock as to dividends and as to the distribution of assets upon our liquidation, winding-up or dissolution.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series A Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the Series A Mandatory Convertible Preferred Stock (as used in this section, the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock (as defined herein) and before any payment or distribution is made to holders of our common stock or any other class or series of stock ranking junior to the Series A Mandatory Convertible Preferred Stock. As used in this section, “senior stock” means any class or series of our capital stock established after January 9, 2018, the terms of which expressly provide that such class or series shall rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution.

Dividends on the Series A Mandatory Convertible Preferred Stock are payable quarterly on a cumulative basis when, as and if declared by our board of directors. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock.

So long as any share of Series A Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of stock ranking junior to the Series A Mandatory Convertible Preferred Stock (as used in this section, “junior stock”), and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends, on all outstanding shares of Series A Mandatory Convertible Preferred Stock. The foregoing limitation is subject to customary exceptions, including with respect to dividends or distributions on our common stock or junior stock payable in shares of common stock or other junior stock, and purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of benefit or other incentive plans.

If dividends on shares of the Series A Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any dividend payment date for the Series A Mandatory Convertible Preferred Stock; or (B) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock (as defined herein) unless dividends are declared on the shares of Series A Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series A Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series A Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. As used in this section, “parity stock” means each class or series of our capital stock established after January 9, 2018, the terms of which expressly provide that such class or series shall rank on parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the our liquidation, winding-up or dissolution. The Series B Mandatory Convertible Preferred Stock constitutes, and the Series C Preferred Stock will constitute, parity stock.

Each share of the Series A Mandatory Convertible Preferred Stock will, unless previously converted, automatically convert on the mandatory conversion date (which will be the second business day immediately following the last trading day of the settlement period for the Series A Mandatory Convertible Preferred Stock and is expected to be January 15, 2021), into between 0.7629 and 0.9345 shares of our common stock, subject to anti-dilution and other adjustments.

The holders of the Series A Mandatory Convertible Preferred Stock do not have voting rights except as described below and as specifically required by California law from time to time.

Whenever dividends on any shares of the Series A Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (as used in this section, a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined herein) then outstanding, will be entitled, at our next annual meeting or at a special meeting, if any, of shareholders, to fill such newly created directorships by electing two additional directors (as used in this section, the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Series A Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Series A Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Series A Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Series A Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Series A Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this section, “voting preferred stock” means any series of our preferred stock, in addition to the Series A Mandatory Convertible Preferred Stock, ranking equally with the Series A Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, winding-up or dissolution and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Series A Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series A Mandatory Convertible Preferred Stock and such other voting preferred stock voted. Our Series B Mandatory Convertible Preferred Stock constitutes, and our Series C Preferred Stock will constitute, voting preferred stock so long as the right of holders of such applicable series of preferred stock to vote in the election of preferred stock directors is exercisable. For the avoidance of any doubt, holders of any voting preferred stock, including any outstanding Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock and Series C Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two preferred stock directors.

If and when all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock have been paid in full (as used in this section, a “nonpayment remedy”), the holders of the Series A Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Series A Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Series A Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Series A Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Series A Mandatory Convertible Preferred Stock has certain other voting rights with respect to certain amendments to our Charter and certain other transactions as described in the Series A Certificate of Determination establishing the terms of the Series A Mandatory Convertible Preferred Stock.

DESCRIPTION OF SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a description of certain provisions of our Series B Mandatory Convertible Preferred Stock. A more detailed description of certain provisions of our Series B Mandatory Convertible Preferred Stock has been incorporated by reference into our registration statement on Form 8-A filed with the SEC on July 13, 2018 (the “Series B Form 8-A”), which Series B Form 8-A is hereby incorporated by reference in this prospectus supplement and may be obtained as described in the section of the accompanying prospectus entitled “Where You Can Find More Information.” In addition, a copy of the certificate of determination setting forth the terms of the Series B Mandatory Convertible Preferred Stock, which we refer to as the “Series B Certificate of Determination,” has been filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on July 13, 2018, and our Charter has been incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019, and both the Series B Certificate of Determination and the Charter may be obtained as described in the section of the accompanying prospectus entitled “Where You Can Find More Information.” The descriptions of certain terms of the Series B Mandatory Convertible Preferred Stock appearing in this prospectus supplement and in the Series B Form 8-A are not complete and are subject to, and qualified in their entirety by reference to, the provisions of our Charter and the Series B Certificate of Determination.

The Series B Mandatory Convertible Preferred Stock is a series of our preferred stock, no par value, described in the accompanying prospectus. As of March 31, 2020, a total of 5,750,000 shares of our Series B Mandatory Convertible Preferred Stock were outstanding. Our Series A Mandatory Convertible Preferred Stock ranks, and our Series C Preferred Stock will rank, pari passu with our outstanding Series B Mandatory Convertible Preferred Stock as to dividends and as to the distribution of assets upon our liquidation, winding-up or dissolution.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series B Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the Series B Mandatory Convertible Preferred Stock (as used in this section, the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock (as defined herein) and before any payment or distribution is made to holders of our common stock or any other class or series of stock ranking junior to the Series B Mandatory Convertible Preferred Stock. As used in this section, “senior stock” means any class or series of our capital stock established after July 13, 2018, the terms of which expressly provide that such class or series shall rank senior to the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution.

Dividends on the Series B Mandatory Convertible Preferred Stock are payable quarterly on a cumulative basis when, as and if declared by our board of directors. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock.

So long as any share of Series B Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of stock ranking junior to the Series B Mandatory Convertible Preferred Stock (as used in this section, “junior stock”), and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends, on all outstanding shares of Series B Mandatory Convertible Preferred Stock. The foregoing limitation is subject to customary exceptions, including with respect to dividends or distributions on our common stock or junior stock payable in shares of common stock or other junior stock, and purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of benefit or other incentive plans.

If dividends on shares of the Series B Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any dividend payment date for the Series B Mandatory Convertible Preferred Stock; or (B) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock (as defined herein) unless dividends are declared on the shares of Series B Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series B Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series B Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. As used in this section, “parity stock” means each class or series of our capital stock established after July 13, 2018, the terms of which expressly provide that such class or series shall rank on parity with the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the our liquidation, winding-up or dissolution. The Series A Mandatory Convertible Preferred Stock constitutes, and the Series C Preferred Stock will constitute, parity stock.

Each share of the Series B Mandatory Convertible Preferred Stock will, unless previously converted, automatically convert on the mandatory conversion date (which will be the second business day immediately following the last trading day of the settlement period for the Series B Mandatory Convertible Preferred Stock and is expected to be July 15, 2021), into between 0.7326 and 0.8791 shares of our common stock, subject to anti-dilution and other adjustments.

The holders of the Series B Mandatory Convertible Preferred Stock do not have voting rights except as described below and as specifically required by California law from time to time.

Whenever dividends on any shares of the Series B Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (as used in this section, a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Series B Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined herein) then outstanding, will be entitled, at our next annual meeting or at a special meeting, if any, of shareholders, to fill such newly created directorships by electing two additional directors (as used in this section, the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Series B Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Series B Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Series B Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Series B Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Series B Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this section, “voting preferred stock” means any series of our preferred stock, in addition to the Series B Mandatory Convertible Preferred Stock, ranking equally with the Series B Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, winding-up or dissolution and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Series B Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series B Mandatory Convertible Preferred Stock and such other voting preferred stock voted. Our Series A Mandatory Convertible Preferred Stock constitutes, and our Series C Preferred Stock will constitute, voting preferred stock so long as the right of holders of such applicable series of preferred stock to vote in the election of preferred stock directors is exercisable. For the avoidance of any doubt, holders of any voting preferred stock, including any outstanding Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock and Series C Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two preferred stock directors.

If and when all accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock have been paid in full (as used in this section, a “nonpayment remedy”), the holders of the Series B Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Series B Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Series B Mandatory Convertible Preferred Stock has certain other voting rights with respect to certain amendments to our Charter and certain other transactions as described in the Series B Certificate of Determination establishing the terms of the Series B Mandatory Convertible Preferred Stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Series C Preferred Stock, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Series C Preferred Stock held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such shares in this offering.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Series C Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for the alternative minimum tax, persons that are “controlled foreign corporations” or “passive foreign investment companies,” persons subject to special tax accounting rules as a result of any item of gross income with respect to the Series C Preferred Stock being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Series C Preferred Stock as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, and U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the provisions of the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Series C Preferred Stock that for U.S. federal income tax purposes is

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of the Series C Preferred Stock that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

If an entity classified as a partnership for U.S. federal income tax purposes holds the Series C Preferred Stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the Series C Preferred Stock are urged to consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the Series C Preferred Stock.

We have not sought and will not seek any rulings from the Internal Revenue Series (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership and disposition of the Series C Preferred Stock or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Series C Preferred Stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or foreign taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

Distributions made to you with respect to the Series C Preferred Stock will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series C Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Series C Preferred Stock, and thereafter as capital gain which will be long-term capital gain if your holding period for the stock exceeds one year at the time of the distribution. Distributions on the Series C Preferred Stock constituting dividend income received by a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series C Preferred Stock constituting dividend income paid to U.S. holders that are U.S. corporations generally will qualify for the dividends-received deduction, subject to various limitations.

Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Series C Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Series C Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Series C Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Series C Preferred Stock, the excess is treated as gain from the sale or exchange of the Series C Preferred Stock. Non-corporate U.S. holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Series C Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.

Deemed Distributions on the Series C Preferred Stock

Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the Series C Preferred Stock upon an increase in the redemption price of the Series C Preferred Stock. While the matter is not entirely clear, if the Board does not declare a distribution on the Series C Preferred Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the redemption price of the Series C Preferred Stock. Although the matter is not entirely clear, we believe such a deferred dividend should not be treated as a deemed dividend on the Series C Preferred Stock. If the IRS takes a contrary position, you may be required to include a deemed dividend in income currently with respect to any deferred dividend on the Series C Preferred Stock.

Sale or Redemption

You generally will recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Series C Preferred Stock equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. The capital gain or loss will be long-term capital gain or loss if your holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

A redemption of the Series C Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of your stock interest in us, (ii) a “substantially disproportionate” redemption of stock with respect to you, or (iii) is “not essentially equivalent to a dividend” with respect to you, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, you must take into account not only the Series C Preferred Stock and other equity interests in us that you actually own but also other equity interests in us that you constructively own under U.S. federal income tax rules. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control over our corporate affairs may be entitled to sale or exchange treatment on a redemption of the Series C Preferred Stock if such holder experiences a reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If you meet none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions.” If a redemption of the Series C Preferred Stock is treated as a distribution that is taxable as a dividend, you are urged to consult your tax advisor regarding the allocation of your tax basis in the redeemed and remaining shares of Series C Preferred Stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular holder of the Series C Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, you are urged to consult your tax advisor regarding the tax treatment of a redemption.

Non-U.S. Holders

Distributions

Generally, distributions treated as dividends, as described above under “U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Series C Preferred Stock that are not effectively connected with the conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Withholding may also be required in respect of dividends paid to you, as described below under “FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by filing a refund claim with the IRS. Investors are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Series C Preferred Stock.

If we are considered a USRPHC and a distribution on our common stock may exceed our current and accumulated earnings and profits, we will satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules described in the preceding paragraph (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to you that are effectively connected with your conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment you maintain in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. You generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Redemption

Subject to the discussion below under “Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Series C Preferred Stock, other than a redemption that is treated as a distribution as discussed below, unless

•

the gain is effectively connected with your conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;

•	you are a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or

•

the Series C Preferred Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Series C Preferred Stock or the period that the non-U.S. holder held the Series C Preferred Stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or a lower rate if so specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, subject to certain limitations.

With respect to the third bullet point above, as a result of recent acquisitions, our asset composition has changed significantly and we have not analyzed whether we may have become a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Furthermore, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Series C Preferred Stock generally will not be subject to U.S. federal income tax if any class of our stock is “regularly traded” on an “established securities market” (each as defined by applicable Treasury regulations), and the fair market value of such non-U.S. holder’s Series C Preferred Stock does not exceed the fair market value of 5 percent of the entire class of Series C Preferred Stock at any time during the five-year period ending either on the date of disposition of such interest or other applicable determination date (if the Series C Preferred Stock were treated as regularly traded on an established securities market) or the regularly traded class of our the corporation’s stock with the lowest fair market value at the time of acquisition of our Series C Preferred Stock and at certain other times described in the applicable Treasury regulations (if the

Series C Preferred Stock were not treated as regularly traded on an established securities market), as further described in the applicable Treasury regulations. If the exemption described in the prior sentence were not available and the USRPHC rules applied, a non-U.S. holder would be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax as described in the preceding paragraph with respect to its gain on a disposition of our Series C Preferred Stock. In addition, if our Series C Preferred Stock or any other class of outstanding stock were not considered to be regularly traded on an established securities market, a transferee of Series C Preferred Stock could be required to withhold 15% of the proceeds paid to a non-U.S. holder for the Series C Preferred Stock and remit such amount to the IRS. As of the date of this offering, it is uncertain whether our Series C Preferred Stock will be treated as regularly traded on an established securities market. Non-U.S. holders should consult their advisors about the U.S. federal income tax consequences that could result if we are, or become, a USRPHC.

A payment made to you in redemption of the Series C Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders—Distributions.”

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

In addition, certain U.S. holders may be subject to backup withholding with respect to such amounts if they do not provide their correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends in respect of Series C Preferred Stock made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Series C Preferred Stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. We will not pay any additional amounts to holders of the Series C Preferred Stock in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of these rules for their investment in the Series C Preferred Stock.

Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Series C Preferred Stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives (the “representatives”) of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series C Preferred Stock set forth in the following table opposite the underwriter’s name.

Name	Number of Shares
Barclays Capital Inc.	144,000
Citigroup Global Markets Inc.	157,500
Credit Suisse Securities (USA) LLC	144,000
Goldman Sachs & Co. LLC	144,000
Morgan Stanley & Co. LLC	144,000
Deutsche Bank Securities Inc.	27,000
MUFG Securities Americas Inc.	27,000
RBC Capital Markets, LLC	27,000
Credit Agricole Securities (USA) Inc.	18,000
Santander Investment Securities Inc.	18,000
Scotia Capital (USA) Inc.	18,000
TD Securities (USA) LLC	18,000
WR Securities, LLC	13,500

Total	900,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Series C Preferred Stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all of the shares of Series C Preferred Stock reflected in the table above if they purchase any of the shares of Series C Preferred Stock. The offering of the shares of Series C Preferred Stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of Series C Preferred Stock directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Shares of Series C Preferred Stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $6.00 per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $4.00 per share on sales to other dealers. After the initial offering of the shares of Series C Preferred Stock to the public, the representatives may change the public offering price and concessions.

Underwriting Discount

The following table shows the per share and total underwriting discount to be paid to the underwriters.

Per Share	$10.00
Total	$9,000,000

We estimate that the total expenses of this offering payable by us, including SEC registration fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $2,000,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Delayed Settlement

We expect that the delivery of the Series C Preferred Stock offered hereby will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series C Preferred Stock before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Series C Preferred Stock, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisers with respect to these matters.

New Issue of Securities and No Listing

The Series C Preferred Stock is a new issue of securities with no established trading market. The Series C Preferred Stock will not be listed on any securities exchange or included in any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Series C Preferred Stock but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given that any trading market for the Series C Preferred Stock will develop or as to the liquidity of any trading market for the Series C Preferred Stock that may develop.

No Sales of Similar Securities

We have agreed that, during the period from and including the date of this prospectus supplement through and including the 30th day after such date, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, dispose of, directly or indirectly, any shares of Series C Preferred Stock (other than shares sold to the underwriters in this offering), any securities that are substantially similar to the Series C Preferred Stock or any securities convertible into or exercisable or exchangeable for Series C Preferred Stock or any such substantially similar securities, without the prior written consent of the representatives.

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Series C Preferred Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Series C Preferred Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Series C Preferred Stock, which involves the sale by the underwriters of a greater number of shares of Series C Preferred Stock than they are required to purchase from us pursuant to the underwriting agreement, and purchasing shares of Series C Preferred Stock in the open market to cover positions created by short sales. A short position is more likely to be created if the underwriters are concerned that there may be a downward pressure on the price of the Series C Preferred Stock in the open market that could adversely affect investors who purchase in this offering.

The representatives have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the representatives of the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of the Series C Preferred Stock or preventing or retarding a decline in the market price of the Series C Preferred Stock, and, as a result, the price of the Series C Preferred Stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders to and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, affiliates of certain underwriters are lenders under our credit facilities and one or more of the underwriters are dealers under our commercial paper programs.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered in this offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described under “Use of Proceeds,” net proceeds from this offering may be used for, among other things, the repayment of indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness, one or more of the underwriters act as dealers under our commercial paper programs, and affiliates of certain underwriters are lenders under our credit facilities. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of Series C Preferred Stock are “investment grade rated” (as defined in FINRA Rule 5121). In such event, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer.

Sales Outside the United States

European Economic Area and United Kingdom

In relation to each Relevant State, no offer of shares of Series C Preferred Stock which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus may be made to the public in that Relevant State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Series C Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of Series C Preferred Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Series C Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Series C Preferred Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of Series C Preferred Stock to the public” in relation to any shares of Series C Preferred Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Series C Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of Series C Preferred Stock.

Notice to Prospective Investors in Japan

The shares of Series C Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended), or (“FIEA”), and the shares of Series C Preferred Stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of our Series C Preferred Stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or the underwriters.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Series C Preferred Stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of Series C Preferred Stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Series C Preferred Stock may not be circulated or distributed, nor may the shares of Series C Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares of Series C Preferred Stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of Series C Preferred Stock except:

(i)

to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The shares of Series C Preferred Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Series C Preferred Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of our Series C Preferred Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Series C Preferred Stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares of our Series C Preferred Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our Series C Preferred Stock.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement or the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement, the accompanying prospectus and any related free writing prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the shares of Series C Preferred Stock. Accordingly, the shares of Series C Preferred Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as such term is defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No person had issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the shares of Series C Preferred Stock, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of Series C Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. The offer of the shares of Series C Preferred Stock is personal to the person to whom this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus have been delivered, and a subscription for the shares of Series C Preferred Stock will only be accepted from such person. No person to whom a copy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is issued may copy, issue or distribute this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Canada

The shares of Series C Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Series C Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the securities offered hereby. Kimberly A. McDonnell, Associate General Counsel, Litigation and Environmental of Sempra Energy, will pass upon certain other legal matters relating to the issuance and sale of the securities on behalf of Sempra Energy. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and its subsidiaries, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Exhibit 99.1 in Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein and therein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

In addition to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the caption “Where You Can Find More Information” in the accompanying prospectus, we also incorporate by reference in this prospectus supplement and the accompanying prospectus our registration statements on Form 8-A filed with the SEC on January  9, 2018 and July 13, 2018, including the descriptions of our Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock, respectively, incorporated by reference therein. You may obtain a copy of such registration statements as described in the accompanying prospectus under “Where You Can Find More Information.”

PROSPECTUS

SEMPRA ENERGY

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts and units from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE.” On June 12, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $135.69 per share. Sempra Energy’s 6% Mandatory Convertible Preferred Stock, Series A (“series A preferred stock”) is listed on the New York Stock Exchange under the symbol “SREPRA.” On June 12, 2019, the last reported sale price of our series A preferred stock on the New York Stock Exchange was $111.76 per share. Sempra Energy’s 6.75% Mandatory Convertible Preferred Stock, Series B (“series B preferred stock”) is listed on the New York Stock Exchange under the symbol “SREPRB.” On June 12, 2019, the last reported sale price of our series B preferred stock on the New York Stock Exchange was $112.00 per share.

Investing in our securities involves risks. See the information under the heading “Risk Factors” on page 5 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described herein. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sempra,” “we,” “our” and “us” in this prospectus, we mean Sempra Energy and its consolidated subsidiaries, unless otherwise specified or unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE,” Sempra Energy’s series A preferred stock is listed on the New York Stock Exchange under the symbol “SREPRA,” Sempra Energy’s series B preferred stock is listed on the New York Stock Exchange under the symbol “SREPRB,” and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our web site address is http://www.sempra.com. The information on, or that can be accessed through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019.

•	Our Current Reports on Form 8-K, filed with the SEC on March 11, 2019, May 13, 2019, May 20, 2019 (both reports), May 31, 2019 and June 4, 2019.

•	Our Definitive Proxy Statement on Schedule 14A for our 2019 annual meeting of stockholders, filed with the SEC on March 22, 2019.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SEMPRA ENERGY

Sempra Energy is a Fortune 500 energy-services holding company whose businesses, which consist of five separately managed reportable segments, invest in, develop and operate energy infrastructure, and provide electric and gas services to their customers in North America.

We originally filed our articles of incorporation with the Secretary of State of the State of California on October 11, 1996.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation (including the certificates of determination for our outstanding series A preferred stock and series B preferred stock and the certificates of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including the certificates of determination for our outstanding series A preferred stock and series B preferred stock and the certificates of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated herein or in a document incorporated or deemed to be incorporated by reference herein or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Capital Stock” mean Sempra Energy, excluding its subsidiaries.

The authorized capital stock of Sempra Energy consists of (i) 750,000,000 shares of Sempra Energy common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of June 10, 2019, there were 274,413,366 issued and outstanding shares of our common stock and 23,000,000 issued and outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of our preferred stock to receive dividends before dividends may be paid on our common stock. Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our bylaws, directors standing for election in an “uncontested election” (as defined below) shall be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, shall be elected and votes against a director and votes withheld shall have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (1) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a shareholder or group of up to 20 shareholders who owned and have owned, or are acting on behalf of up to 20 beneficial owners who owned and have owned, in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of the aggregate voting power of our outstanding common stock and any other capital stock entitled to vote generally in the election of directors; provided that such shareholders give us written notice of such request within the time period set forth in our bylaws and such shareholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions, sinking fund provisions or conversion rights.

Preferred Stock

The board of directors of Sempra Energy is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on a parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) and other rights and economic interests of the holders of any such other series of preferred stock.

The series A preferred stock and the series B preferred stock are series of our preferred stock, no par value. As of June 10, 2019, a total of 17,250,000 shares of our series A preferred stock and 5,750,000 shares of our series B preferred stock were outstanding. Copies of the certificates of determination setting forth the terms of the series A preferred stock and the series B preferred stock have been filed as Exhibits 4.3 and 4.4, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2018 and are incorporated by reference herein.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the price that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•

provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to indemnify our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “SRE.”

Listing of our Preferred Stock

Our series A preferred stock is listed on the New York Stock Exchange under the symbol “SREPRA” and our series B preferred stock is listed on the New York Stock Exchange under the symbol “SREPRB.”

Registrar and Transfer Agent

The registrar and transfer agent for our common stock, series A preferred stock and series B preferred stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following description sets forth some of the general terms and provisions of the debt securities that Sempra Energy may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Debt Securities” mean Sempra Energy excluding its subsidiaries and affiliates.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes called, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus and the applicable prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra Energy may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra Energy is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, Sempra Energy may, without notice to or consent of the holders of the debt securities of any series, increase the principal amount of the debt securities of any series and issue such increased principal amount (or any portion thereof) from time to time. Any additional debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the debt securities previously issued, and such additional debt securities shall form a single series with the debt securities previously issued under the applicable indenture, provided that such additional debt securities of such series shall be fungible with the debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement, the debt securities of Sempra Energy will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require Sempra Energy to redeem or repurchase the debt securities at your option.

Unless otherwise provided in a prospectus supplement, the relevant trustee shall serve as initial paying agent and security registrar for the debt securities of Sempra Energy.

The debt securities of Sempra Energy will be its unsecured obligations.

Before the issuance of each series of debt securities, the terms of the debt securities of the applicable series will be specified in either a supplemental indenture or in one or more officers’ certificates of Sempra Energy. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security is registered;

(d)	the date or dates on which principal will be payable or how to determine the dates;

(e)

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(f)	the right, if any, to extend the interest payment periods or to defer the payment of interest, and the terms of any such extension or deferral;

(g)

the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

(h)

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra Energy may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra Energy to redeem the debt securities shall be evidenced;

(i)

any obligation of Sempra Energy to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or similar provision, or any option of the registered holder to require Sempra Energy to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)	the denominations in which the debt securities will be issuable (if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof);

(k)

if the amount of principal or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)

the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)

if at the election of Sempra Energy or the holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)

the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to the debt securities;

(q)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

(r)	any addition, modification or deletion of any Events of Default or covenants provided in the indenture and any change in the acceleration provisions;

(s)	any addition to or change in the covenants set forth in the indenture;

(t)

in the case of subordinated debt securities, the definition of “Senior Indebtedness” and the subordination provisions applicable thereto (if other than those described below under the caption “—Subordination”) or, if the definition of “Senior Indebtedness” or the subordination provisions described below under the caption “—Subordination” shall be applicable to the subordinated debt securities of such series, any additions to, changes in or deletions from the definition of “Senior Indebtedness” and the subordination provisions described below under the caption “—Subordination” with respect to the subordinated debt securities of such series; and

(u)

any other terms of the debt securities, including, if the debt securities are subordinated debt securities, any other additions to, modifications of or deletions from the subordinated indenture with respect to the subordinated debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra Energy. The indebtedness represented by the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated debt of Sempra Energy. The indebtedness represented by the subordinated debt securities of each series will rank junior and subordinate in right of payment to the prior payment in full of the existing and future Senior Indebtedness (as defined with respect to such series) of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below or as may be set forth in a prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated in right of payment to any secured indebtedness Sempra Energy may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). The term “Senior Indebtedness,” when used with respect to the subordinated debt securities of any series, has the meaning set forth below under the caption “—Subordination” unless a different definition shall be set forth in the prospectus supplement or a free writing prospectus relating to the subordinated debt securities of such series. The debt securities are obligations of Sempra Energy exclusively, and are not the obligations of any of its subsidiaries. Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. The debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra Energy’s subsidiaries.

Holding Company Structure

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities are dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra Energy is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of its subsidiaries. Therefore, Sempra Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by

Sempra Energy, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, Sempra Energy will pay interest on the debt securities on each interest payment date to the persons in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, the defaulted interest will be payable on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra Energy will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

In its discretion, Sempra Energy may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, the debt securities will be issued:

(a)	only in fully registered form;

(b)	without interest coupons; and

(c)	in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra Energy may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)

Sempra Energy does not pay any interest on any debt securities of such series when it becomes due and payable and such default continues for 30 days (whether or not, if the debt securities of such series are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to the subordinated debt securities of such series); provided, however, that, if Sempra Energy is permitted by the terms of the debt securities of such series to extend or defer the payment of interest on such debt securities and if it has elected such an extension or deferral in accordance with the terms of such debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the debt securities of such series unless Sempra Energy is required, by the terms of the debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fails to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the debt securities of such series;

(b)

Sempra Energy does not pay any principal of or premium on any debt securities of such series when it becomes due and payable (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(c)

Sempra Energy does not make a sinking fund payment with respect to any debt securities of such series when due (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities) and, in the case of subordinated debt securities, such failure to pay continues for a period of 60 days;

(d)

Sempra Energy remains in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of such series for 60 days after there has been given to Sempra Energy, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of such series;

(e)

if the debt securities of such series are senior debt securities, default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra Energy (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra Energy (or the payment of which is guaranteed by Sempra Energy), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra Energy files for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra Energy; or

(g)	any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of March 31, 2019, the terms of approximately $750 million aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra Energy anticipates that future senior debt securities offered by Sempra Energy will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the debt securities of that series shall become immediately due and payable (notwithstanding, if the terms of the debt securities of such series permit Sempra Energy to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra Energy pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)	the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)

all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)

the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c)

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities under the applicable indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default with respect to the debt securities of that series under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that, in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the debt securities outstanding under the applicable indenture and the performance of all of the covenants under that indenture; and

(b)

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra Energy and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra Energy; or

(b)	to add one or more covenants for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra Energy; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)

to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

(i)

to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect; or

(j)

in the case of subordinated debt of any series, to conform the terms of such debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such debt securities or, insofar as relates to such debt securities, the subordinated indenture to any terms set forth in the description of such debt securities appearing under the caption “Description of Debt Securities,” “Description of Notes” or other similar captions in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such debt securities.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)

change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment, or, if Sempra Energy has the right to extend or defer the payment of interest on such debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times Sempra Energy may extend or defer any such interest payment; or

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

(d)

in the case of the subordinated indenture, modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

Each indenture provides, unless the terms of the particular series of debt securities provide otherwise, that Sempra Energy may, upon satisfying several conditions, cause itself to be discharged from its obligations, with some exceptions, with respect to any series of debt securities outstanding under such indenture, which we refer to as “defeasance”.

One condition Sempra Energy must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, Sempra Energy will be required to deliver an opinion of counsel to the effect that a holder of debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the debt securities of such series, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Sempra Energy deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

Sempra Energy will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, Sempra Energy may appoint a successor trustee with respect to such series of debt securities, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its Senior Indebtedness (as defined with respect to such series). This means that, with respect to the subordinated debt securities of any series, upon:

(a)

any payment by, or distribution of the assets of, Sempra Energy upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)

a failure to pay any interest, principal or other monetary amounts due on any Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) of Sempra Energy when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any such Senior Indebtedness as a result of a default;

the holders of all of Sempra Energy’s Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all such Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all such Senior Indebtedness,

before the holders of any of the subordinated debt securities of such series are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the subordinated debt securities of such series will instead be paid or distributed, as the case may be, directly to the holders of such Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the subordinated indenture in respect of the subordinated debt securities of such series or by the holders of any of the subordinated debt securities of such series before all such Senior Indebtedness due and to become due or due, as applicable, is paid, the payment or distribution must be paid over to the holders of such unpaid Senior Indebtedness. Subject to paying the applicable Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments applicable to such Senior Indebtedness until the subordinated debt securities of such series are paid in full. (See Sections 1401 and 1403.)

Unless otherwise provided in an applicable prospectus supplement or free writing prospectus, “Senior Indebtedness” means, with respect to the subordinated debt securities of any series, (i) indebtedness of Sempra Energy, whether outstanding at the date of the subordinated debt indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sempra Energy (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sempra Energy; (ii) all finance lease obligations of Sempra Energy; (iii) all obligations of Sempra Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sempra Energy and all obligations of Sempra Energy under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sempra Energy for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sempra Energy is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the subordinated debt securities of such series. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to subordinated debt securities in right of payment will likely recover more, ratably, than holders of subordinated debt securities and it is possible that no payments will be made to the holders of subordinated debt securities. The subordination provisions applicable to the subordinated debt securities of any series will cease to apply in the event of defeasance or satisfaction and discharge with respect to the subordinated debt securities of such series. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including, in the case of Sempra Energy, Senior Indebtedness. Sempra Energy expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness, including, in the case of Sempra Energy, Senior Indebtedness, in the future. The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of Sempra Energy’s subsidiaries. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra Energy, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

Sempra Energy will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Unless otherwise provided in the applicable prospectus supplement, Sempra Energy will issue each series of debt securities in book-entry form and each series will be represented by one or more global debt securities deposited with, or on behalf of, The Depository Trust Company, as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the debt securities that you purchase except in limited circumstances described under the caption “Global Securities.” Sempra

Energy expects that payments due on its debt securities in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. For additional information regarding debt securities in global form and the book-entry system, see “Global Securities.”

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra Energy” and similar references mean Sempra Energy excluding its subsidiaries and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities (“global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC” or the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such series of securities represented by one or more global securities; or

•	an event of default (as defined) has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC.

Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra Energy. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and its subsidiary, incorporated by reference in this prospectus from Exhibit 99.1 in Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$900,000,000

900,000 Shares of 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

Citigroup

Credit Suisse

Goldman Sachs & Co. LLC

Morgan Stanley

Senior Co-Managers

Deutsche Bank Securities

MUFG

RBC Capital Markets

Co-Managers

Credit Agricole CIB

Santander

Scotiabank

TD Securities

Wolfe Capital Markets and Advisory

June 10, 2020